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                                                                    Exhibit 99.6


                    SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD.

                                PLEDGE AGREEMENT


         This Agreement, dated as of August __, 2002, is between Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership (the "PLEDGOR"), and Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership (together with its permitted assignees, collectively, "BERKSHIRE"). The parties agree as follows:

                                   ARTICLE I

                                    GENERAL

         1.1. NOTE. Berkshire is providing extensions of credit to the Pledgor pursuant to a Secured Promissory Note dated as of the date hereof, as from time to time in effect (the "NOTE"), between the Pledgor and Berkshire. As a condition to providing the loans under the Note, Berkshire is requiring the Pledgor to pledge the stock contemplated hereby to secure and satisfy the Pledgor's payment obligations under the Note (the "CREDIT OBLIGATIONS").

         1.2. CERTAIN RULES OF CONSTRUCTION. Capitalized terms defined in the Note and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC and (b) references to a particular person include such person's successors and assigns to the extent not prohibited by this Agreement and the Note. References to "the date hereof" mean the date first set forth above.

         1.3.     DEFINITIONS. The following definitions apply herein:

                  (a) "AGREEMENT" means this Pledge Agreement as amended, modified and from time to time in effect.

                  (b) "GOVERNMENTAL AUTHORITY" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

                  (c) "LAW" means any law (including common law), rule, regulation, restriction, code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

                  (d) "LIEN" means any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar



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         notices) filed with any Governmental Authority, claim (including any claim as defined in the Internal Revenue Code of 1986, as amended), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease, except for restrictions or transferability imposed by the Securities Act.

                  (e) "SUBORDINATION AGREEMENT" means that certain Subordination Agreement dated as of the date hereof between the Pledgor, Berkshire and PRG-Schultz International, Inc. ("PRG").

                  (f) "UCC" means the Uniform Commercial Code as in effect in Delaware on the date hereof; PROVIDED, HOWEVER, that with respect to the perfection of Berkshire's Lien on the Pledged Shares and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-305 of the Uniform Commercial Code as in effect in Delaware.

                                   ARTICLE II

                                    SECURITY

         2.1. PLEDGED SHARES. As security for the payment and performance of the Credit Obligations, the Pledgor mortgages, pledges and collaterally grants and assigns to Berkshire, and creates a security interest in favor of Berkshire in, all of the Pledgor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the 1,446,168 shares of common stock of PRG set forth in Exhibit A, being collectively referred to as the "PLEDGED SHARES."

         2.2. COVENANTS WITH RESPECT TO PLEDGED SHARES. The Pledgor covenants that:

                  2.2.1. PLEDGED SHARES. The Pledged Shares shall be at all times duly authorized, validly issued, fully paid and nonassessable. The Pledgor will deliver to Berkshire certificates representing the Pledged Shares held by the Pledgor, accompanied by three stock transfer powers executed in blank and in form and manner satisfactory to Berkshire. Upon the occurrence and during the continuance of an Event of Default but subject always to the provisions of the Subordination Agreement so long as it is in effect, Berkshire may transfer into its name or the name of its nominee any Pledged Shares. All Pledged Shares shall be listed on Exhibit A hereto.

                  2.2.2. NO LIENS OR RESTRICTIONS ON TRANSFER. The Pledged Shares shall be free and clear of any Liens and restrictions on the transfer thereof. Except for the arrangements set out in the Option Agreement, none of the Pledged Shares shall be subject to any option to purchase or similar rights of any Person.

                  2.2.3. NO SALE OF PLEDGED SHARES. The Pledgor will not sell, transfer or otherwise dispose of all or any portion of its interests in the Pledged Shares except in connection with the Option Agreement and except to Berkshire as contemplated under the Note or this Agreement.

                  2.2.4. PERFECTION OF PLEDGED SHARES. This Agreement shall create in favor of Berkshire, a legal, valid and enforceable first priority security interest in the Pledged




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         Shares. When stock certificates representing such Pledged Shares and stock transfer powers related thereto duly executed in blank by the Pledgor are delivered to Berkshire, this Agreement shall provide a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the Pledgor in the Pledged Shares, in each case prior and superior in right to any other Person, except as provided pursuant to the Option Agreement. Upon Berkshire's reasonable request from time to time, the Pledgor will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including UCC financing statements, and will take all such other action, as Berkshire deems reasonably necessary for confirming to it the Pledged Shares, or to carry out any other purpose of this Agreement or the Note.

         2.3. ADMINISTRATION OF PLEDGED SHARES. Subject to the provisions of the Subordination Agreement and in accordance with Section 7.1 of the Note, the Pledged Shares shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 2.4 shall also apply.

                  2.3.1. SEGREGATED PROCEEDS. All sums collected or received and all property recovered or possessed by the Pledgor in connection with any Pledged Shares shall be received and held by the Pledgor in trust for and on Berkshire's behalf, shall be segregated from the assets and funds of the Pledgor, and shall be delivered to Berkshire.

                  2.3.2. DISTRIBUTIONS. All distributions on or with respect to the Pledged Shares, including additional Pledged Shares or other distributions by way of a dividend or otherwise will be retained by Berkshire (or if received by the Pledgor shall be held by the Pledgor in trust and shall be immediately delivered by the Pledgor to Berkshire in the original form received, endorsed in blank) and held by Berkshire as part of the Pledged Shares or applied by Berkshire to the payment of the Credit Obligations.

                  2.3.3.   VOTING.

                  (a) Until an Event of Default shall occur and be continuing, the Pledgor shall be entitled to vote or consent with respect to the Pledged Shares in any manner not inconsistent with the terms of the Note or the Option Agreement, and Berkshire will (if so requested) execute appropriate revocable proxies therefor.

                  (b) If an Event of Default shall have occurred and be continuing, only Berkshire shall be entitled to vote or consent or take any other action with respect to the Pledged Shares, and the Pledgor will (if so requested) execute or cause to be executed appropriate proxies therefor.

         2.4. RIGHT TO REALIZE UPON PLEDGED SHARES. Except to the extent prohibited by applicable Law that cannot be waived and subject to the provisions of the Subordination Agreement, this Section 2.4 shall govern Berkshire's right to realize upon the Pledged Shares if any Event of Default shall have occurred and be continuing.

                  2.4.1. ADDITIONAL RIGHTS. The provisions of this Section 2.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of the Note.



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                  2.4.2.   GENERAL AUTHORITY. The Pledgor grants Berkshire full
         and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of Berkshire, but at the Pledgor's expense):

                  (a) To sell, transfer, assign or otherwise deal in or with any Pledged Shares or the proceeds thereof, as fully as the Pledgor otherwise could do.

                  (b) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Shares which the Pledgor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

                  (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Pledged Shares and to enforce all rights and remedies thereunder which the Pledgor could otherwise enforce.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Pledgor represents and warrants to Berkshire as follows:

         3.1. AUTHORIZATION; BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Pledgor and, assuming due authorization, execution and delivery by Berkshire, constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Pledgor has the legal capacity and all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Pledgor, and no other corporate or other proceedings on the part of the Pledgor are necessary to authorize such execution, delivery and consummation.

         3.2. TITLE TO THE PLEDGED SHARES. Immediately prior to the pledge of the Pledged Shares the Pledgor was the record and beneficial owner of, and had good and marketable title to, the Pledged Shares free and clear of all Liens. The Pledged Shares owned by the Pledgor are validly issued, duly authorized and free of any preemptive rights. There are no voting trusts or other agreements or understandings to which the Pledgor is a party with respect to the voting of the Pledged Shares. The Pledged Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. Except for the Option Agreement, there are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the Pledged Shares from the Pledgor pursuant to which the Pledgor may be obligated to sell, transfer or otherwise dispose of any of the Pledged Shares. In the event that (i) the Pledgor defaults under the Note and Berkshire enforces the provisions of this Agreement, or (ii) the provisions of
Section 3.1 of the Note apply, Berkshire will acquire good and marketable title to the Pledged Shares, free and clear of all Liens.



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         3.3.     CONSENTS AND APPROVALS; NO VIOLATION. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Pledgor, other than necessary filings on Form 4 with the Securities and Exchange Commission, (ii) violate the certificate of formation or limited partnership agreement of the Pledgor, or any Law of any Governmental Authority which may be applicable to the Pledgor, or by which any of the Pledgor's activities, properties or assets (including, without limitation the Pledged Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Lien upon any of the property of the Pledgor (including, without limitation, the Pledged Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Lien, contract, agreement, or other instrument or obligation to which the Pledgor is a party or by which any of the Pledgor's activities, properties or assets (including, without limitation, the Pledged Shares) may be bound or affected.

                                   ARTICLE IV

                                   DEFEASANCE

         If the Option Agreement is exercised, in whole or in part, and all corresponding Credit Obligations have been paid, performed and reasonably determined by Berkshire to have been indefeasibly discharged in full, at the Pledgor's written request (if appropriate), accompanied by a copy of the written exercise of the Option Agreement and such certificates and other items as Berkshire shall reasonably deem necessary, the number of Pledged Shares required to be delivered by the Pledgor upon the exercise, in whole or in part, of the Option Agreement shall revert to the Pledgor and the right, title and interest of Berkshire therein shall terminate. Thereupon, on the Pledgor's demand and at its cost and expense, Berkshire shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement with respect to the Pledged Shares to be transferred, and shall redeliver to the Pledgor, for delivery to PRG, the number of Pledged Shares required to be delivered by the Pledgor to PRG upon the exercise of the Option Agreement.

                                   ARTICLE V

                                  MISCELLANEOUS

         5.1. SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties and covenants made in this Agreement, or made in writing to Berkshire, by or on behalf of the Pledgor, in connection with the transactions contemplated by this Agreement shall survive the pledge of the Pledged Shares, and transfer of ownership of the same to Berkshire under the Note or this Agreement.

         5.2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.



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         5.3.     NOTICES. All notices, requests, claims, demands and other
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  5.3.1.   If to Berkshire, to:

                           Berkshire Partners LLC
                           One Boston Place
                           Boston, MA 02108-4401
                           Telephone: (617) 227-0050
                           Telecopy: (617) 227-6105
                           Attention: Ross M. Jones

                           With a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Telephone: (617) 951-7000
                           Telecopy: (617) 951-7050
                           Attention: David C. Chapin, Esq.
                                      Jane D. Goldstein, Esq.

                  5.3.2.   If to the Pledgor, to:

                           Schultz PRG Liquidating Investments, Ltd.
                           9241 LBJ Freeway
                           Dallas, Texas 75243
                           Attention: Howard Schultz
                           Telefax: (972) 690-7564

                           With a copy to:

                           Malouf, Lynch, Jackson & Swinson
                           600 Preston Commons East
                           8115 Preston Road
                           Dallas, TX 75225
                           Telephone: (214) 273-0560 (direct dial)
                           Telecopy: (214) 273-0561 (direct fax)
                           Attention: Donald Malouf, Esq.
                                      Curtis R. Swinson, Esq.
                                      Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.



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         5.4.     EXPENSES. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

         5.5. SPECIFIC PERFORMANCE. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         5.6. DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         5.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.8. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.9. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

         5.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of Berkshire and its successors and assigns and shall be binding upon the Pledgor. Berkshire may assign its rights and obligations under this Agreement, including the right to receive or hold Pledged Shares, to its affiliates, without the consent of the Pledgor. The Pledgor




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may not assign its rights or obligations under this Agreement without the written consent of Berkshire.

         5.11. FURTHER ASSURANCES. The Pledgor and Berkshire agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

         5.12. TERMINATION. This Agreement will terminate upon the full satisfaction of the Credit Obligations by Borrower.


               [The remainder of this page is intentionally blank]




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         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.



                             SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD., a Texas limited partnership

                             By: Schultz PRG Liquidating Investments GP, L.L.C., a Texas limited liability company


                             By:
                                 -----------------------------------------------
                                 Name: Howard Schultz
                                 Title: Manager/President


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                             BERKSHIRE FUND V, LIMITED PARTNERSHIP

                             By: Fifth Berkshire Associates LLC
                             its General Partner


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:









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                                    EXHIBIT A

                                 PLEDGED SHARES


                                 Shares of
        Holder                  Common Stock               Certificate No.
        ------                  ------------               ---------------

Schultz PRG Liquidating          1,446,168
Investments, Ltd.